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CUSIP No. 032165-10-2                 13G                    Page 10 of 10 pages


                                   EXHIBIT 2
                                      TO
                               AMENDMENT NO. 18
                                      TO
                                 STATEMENT ON
                                 SCHEDULE 13G
                                FILED WITH THE
                      SECURITIES AND EXCHANGE COMMISSION
                                 ON BEHALF OF
                            AMSOUTH BANCORPORATION,
                                      AND
                            AMSOUTH BANK OF ALABAMA

               Report for the Calendar Year Ended December 31, 1996


         The undersigned, AmSouth Bancorporation and AmSouth Bank of Alabama, hereby agree that the foregoing Statement on Schedule 13G is filed on behalf of each of them.


                                AMSOUTH BANCORPORATION



                                By: /s/ Carl L. Gorday
                                   -----------------------------------
                                   Carl L. Gorday, Assistant Secretary



                                AMSOUTH BANK OF ALABAMA



                                By: /s/ Carl L. Gorday
                                    ----------------------------------
                                    Carl L. Gorday, Vice President